EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No: 333-179628 and File No: 333-174484) of China Recycling Energy Corporation of our report dated March 12, 2012 relating to the financial statements which appear in this Form 10-K.

/s/ Goldman Kurland and Mohidin, LLP

Encino, California

March 19, 2012